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Genta Incorporated to Present Multiple Abstracts at the Annual Meeting of the American Society of Clinical Oncology

BERKELEY HEIGHTS, NJ – May 25, 2007 – Genta Incorporated (Nasdaq: GNTA) announced that several abstracts featuring its oncology products, Genasense® (oblimersen sodium) Injection, and Ganite® (gallium nitrate injection), will be presented at the 43rd annual meeting of the American Society of Clinical Oncology (ASCO) in Chicago, June 1–5, 2007.  The abstracts include the following:

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LDH is a Prognostic Factor in Stage IV Melanoma Patients but is a Predictive Factor only for Bcl-2 Antisense Treatment Efficacy: Re-analysis of GM301 and EORTC18951 Randomized Trials.  Abstract #8552; Sunday, June 3, 2007.

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A Phase III Randomized Trial of Intensive Induction and Consolidation Chemotherapy ± Oblimersen (Genasense; G3139), a Pro-Apoptotic Bcl-2 Antisense Oligonucleotide, in Untreated Acute Myeloid Leukemia Patients ≥ 60 Years Old: Cancer and Leukemia Group B (CALGB) Study 10201. Abstract #7012; Saturday, June 2, 2007.

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GaRD Study: Gallium, Rituximab, and Dexamethasone for Relapsed NHL.  Poster #Y1, Abstract #8079; Saturday, June 2, 2007.

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Oblimersen (Genasense®) Can Be Administered by Subcutaneous and Brief Intravenous Infusion: Clinical Pharmacokinetics and Pharmacodynamics in Patients with Advanced Cancer. (Publication)

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Long-term Administration of Oblimersen plus Chemotherapy: An Analysis of Safety in Patients with Solid Tumors and Hematologic Cancers. (Publication)

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.  The Company’s research platform is anchored by two major programs that center on oligonucleotides (RNA- and DNA- based medicines) and small molecules. Genasense® (oblimersen sodium) Injection is the Company’s lead compound from its oligonucleotide program.  The lead drug in Genta’s small molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration.  Genta is partnered with IDIS (www.idispharma.com) on a program whereby both Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Forward-looking statements include, without limitation, statements about:

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the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);

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the safety and efficacy of the Company’s products or product candidates;

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the Company’s assessment of its clinical trials;

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the commencement and completion of clinical trials;

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the Company’s ability to develop, manufacture, license and sell its products or product candidates;

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the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;

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the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;

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the adequacy of the Company’s patents and proprietary rights;

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the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation;

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the Company’s ability to regain compliance with the NASDAQ’s listing qualifications, or its ability to successfully appeal the NASDAQ  delisting; and

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the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements.   There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2006 and its most recent quarterly report on Form 10-Q.

CONTACT:

Tara Spiess/Andrea Romstad
TS Communications Group, LLC
(908) 286-3980

info@genta.com